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                                                                    Ex.99-8g(vi)

                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                    AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                           OPPENHEIMERFUNDS, INC. AND
                        MINNESOTA LIFE INSURANCE COMPANY

     This Amendment No. 6 is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 1st of July, 2007, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Oppenheimer Variable Account Funds (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

     1. Schedule 1 of the Agreement is deleted and replaced with the Schedule 1 to this Addendum, attached hereto.

     2. Schedule 2 of the Agreement is deleted and replaced with the Schedule 2 to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of July 1, 2007:

                                        COMPANY:
                                        MINNESOTA LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        ----------------------------------------
                                        By: Bruce P. Shay
                                        Title: Senior Vice President
                                        Date:


                                        FUND:
                                        OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                        By its authorized officer,


                                        ----------------------------------------
                                        By:
                                        Title:
                                        Date:


                                        ADVISOR:
                                        OPPENHEIMERFUNDS, INC.
                                        By its authorized officer,


                                        ----------------------------------------
                                        By:
                                        Title:
                                        Date:

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                                   SCHEDULE L
                            (AS AMENDED JULY 1, 2007)

SEPARATE ACCOUNTS                      PRODUCTS
-----------------                      --------
Variable Annuity Account               MultiOption Achiever Annuity
                                       MultiOption Classic Annuity
                                       MultiOption Advisor Annuity
                                       MultiOption Legend Annuity
                                       MultiOption Extra Annuity

Minnesota Life Variable Life Account   Variable Adjustable Life
                                       Variable Adjustable Life-Second Death
                                       Variable Adjustable Life-Horizon
                                       Variable Adjustable Life Summit
                                       Variable Adjustable Life Survivor

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                                   SCHEDULE 2
                            (AS AMENDED JULY 1, 2007)

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

     Oppenheimer Capital Appreciation Fund/VA - Service Shares
     Oppenheimer High Income Fund/VA - Service Shares
     Oppenheimer Main Street Fund/VA - Service Shares